UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

Flat Rock Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55767	82-0894786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1350 6th Avenue, 18th Floor

New York, NY 10019

(Address of Principal Executive Offices, Zip Code)

(212) 596-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2019, Flat Rock Capital Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders voted on the following two proposals: (i) election of directors; and (ii) ratification of the appointment of Cohen & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The two proposals are described in detail in the Company’s definitive proxy statement, dated April 26, 2019, as filed on Schedule 14A on April 26, 2019. As of April 17, 2019, the record date established for voting on the matters set forth above, the shares of common stock outstanding and entitled to vote at the meeting represented 2,024,555 votes (2,024,555 shares of common stock representing 2,024,555 votes). Of the aggregate shares entitled to vote as of the record date, 1,019,558 shares of common stock representing 50.36% votes were present at the meeting in person or by proxy.

Proposal No. 1 – Election of Directors

Each of the three nominees for director was elected by the Company’s stockholders by the requisite vote for approval, and the voting results are set forth below:

Name of Director	For	Withheld
Robert K. Grunewald	944,661	74,897
R. Scott Coolidge	947,151	72,397
Michael L. Schwarz	944,661	74,897

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

The voting results to ratify the appointment of Cohen & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 are set forth below:

For	Against	Abstentions
914,387	0	105,171

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2019

Flat Rock Capital Corp.

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	Chief Executive Officer

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